As filed with the Securities and Exchange Commission on June 19, 1998

                       --Registration No. 333-
                                              ---------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FINET HOLDINGS CORPORATION
                 (Exact name of issuer specified in its charter)

                               DELAWARE 94-3115180
          (State of incorporation) (I.R.S. Employer Identification No.)
                              --------------------

                               3021 CITRUS CIRCLE
                         WALNUT CREEK, CALIFORNIA 94598
                    (Address of Principal Executive Offices)



                FINET HOLDINGS CORPORATION 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 JAN C. HOEFFEL
                                    PRESIDENT
                           FINET HOLDINGS CORPORATION
                               3021 CITRUS CIRCLE
                         WALNUT CREEK, CALIFORNIA 94598
                                 (510) 583-9964
           (Name and Address and Telephone Number of Agent of Service)

                                   COPIES TO:

                              ROGER S. MERTZ, ESQ.
                                SEVERSON & WERSON
                       ONE EMBARCADERO CENTER, 26th FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 398-3344

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                              Proposed      Proposed
Title of                      Maximum       Maximum
Securities     Amount         Offering      Aggregate     Amount of
to be          to be          Price Per     Offering      Registration
Registered     Registered     Share (1)     Price (1)     Fee
----------     ----------     ---------     ---------     ------------
Common         2,000,000      $2.57         $5,140,000    $1,516
Stock, par
value $0.01

------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sales prices of the Common Stock on June 11, 1998, as reported on the NASDAQ SmallCap Stock Market.

                           FINET HOLDINGS CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

                  (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

                  (b) All other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended April 30, 1997;

                  (c) The description of the Company's Common Stock contained in the Registration Statement on Form SB-2 filed with the Commission on March 18, 1994, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Article VI of the Company's Bylaws provides for indemnification of the directors and officers of the Company to the fullest extent permissible under Delaware law. Directors and officers of the Company are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaw.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.     EXHIBITS.

Exhibit
Number     Description of Document
-------    -----------------------
4.1 Finet Holdings Corporation 1998 Stock Option Plan and forms of Notice of Stock Option Grant and Stock Option Agreement thereunder

5.1        Opinion of Severson & Werson, A Professional Corporation

23.1       Consent of Reuben E. Price & Co., Independent Auditors

23.2       Consent of Counsel (contained in Exhibit 5.1)

24.1       Power of Attorney (see page II-5)


Item 9.     UNDERTAKINGS.

         A.       Rule 415 Offering.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Filings Incorporating Subsequent Exchange Act Documents B
                  Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on June 19, 1998.

                                FINET HOLDINGS CORPORATION


                                By:   /s/  Jan C. Hoeffel
                                   -----------------------------------------
                                     Jan C. Hoeffel
                                     President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Daniel Rawitch and Jan C. Hoeffel, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their or his substitutes or substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                       Title                     Date
    ---------                       -----                     ----

/s/  L. Daniel Rawitch
------------------------    Chief Executive Officer       June 19, 1998
L. Daniel Rawitch           and Director (Principal
                            Executive Officer)

/s/ Jan C. Hoeffel
------------------------
Jan C. Hoeffel              President and Director        June 19, 1998


/s/ George P. Winkel        Chief Financial Officer
------------------------    (Principal Financial
George P. Winkel            Officer and Principal         June 19, 1998
                            Accounting Officer)



------------------------    Chairman of the Board
Jose Maria Salema Garcao    of Directors                  June ___, 1998



------------------------
Jose Filipe Nobre Guedes    Director                      June ___, 1998


/s/ S. Lewis Meyer
------------------------
S. Lewis Meyer              Director                      June 19, 1998


/s/  James W. Noack
------------------------
James W. Noack              Director                      June 19, 1998


/s/ Stephen J. Sogin
------------------------
Stephen J. Sogin            Director                      June 19, 1998

                                INDEX TO EXHIBITS



Exhibit No.  Description
----------   -----------
   4.1       Finet Holdings Corporation 1998 Stock Option Plan and forms of
             Notice of Stock Option Grant and Stock Option Agreement thereunder

   5.1       Opinion of Severson & Werson, A Professional Corporation


   23.1      Consent of Reuben E. Price & Co., Independent Auditors

   23.2      Consent of Counsel
             (contained in Exhibit 5.1)


   24.1      Power of Attorney (see pages II-5)